Exhibit 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Arbor Property Trust:


As independent public accountants, we hereby consent to the incorporation of our report dated March 13, 1997 included in this Form 10-K/A, into Arbor Property Trust's previously filed Registration Statements on Form S-3 (File No. 33-53571) and Form S-8 (File No. 333-12771). It should be noted that we have not audited any financial statements of Arbor Property Trust subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



                                            ARTHUR ANDERSEN LLP



Philadelphia, PA
October 23, 1997